Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 24, 2016 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Alibaba Group Holding Limited’s Annual Report on Form 20-F (No. 001-36614) for the year ended March 31, 2016.

/s/ PricewaterhouseCoopers

Hong Kong, November 14, 2016